UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2007

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93-95 Gloucester Place London, United Kingdom	W1U 6JQ
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 20 7487-8426

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of April 20, 2007, Strato Malamos resigned from his position as a member of the Board of Directors of KAL Energy, Inc. (the “Company”). Mr. Malamos’ resignation was not because of any disagreement with the Company known to an executive officer of the Company (as defined in Rule 3b-7 under the Securities Exchange Act of 1934) on any matter relating to the Company’s operations, policies or practices.

At a meeting of the Board of Directors of the Company held on April 20, 2007, the Board of Directors unanimously elected Antonio Verano as a director to fill an existing vacancy on the Board of Directors. There is no arrangement or understanding pursuant to which Mr. Verano was elected as a director.

A copy of the Company’s press release announcing Mr. Verano’s appointment is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by KAL Energy, Inc., dated as of April 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

April 20, 2007	By:	/s/ Cameron J. Reynolds
Cameron J. Reynolds
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by KAL Energy, Inc., dated as of April 20, 2007.